UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported) May 5, 2000


                            NOONEY REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                      00-13457               48-1339136
(State or  Other Jurisdiction       (Commission            (IRS Employer
       of Incorporation)            File Number)         Identification No.)





1100 Main, Suite 2100, Kansas City, MO                          64105
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code         (816) 421-4670


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5.       Other Events.

         On May 3, 2000, the Registrant entered into a letter of intent to sell the Franklin Park Distribution Center ("Franklin Park"), a warehouse and distribution facility located at 3431 N. Powell, Franklin Park, Illinois, a suburb of Chicago, to an unrelated third party, Chicago Industrial Partners, L.L.C. ("CIP"). The sale price is $4,525,000 payable in cash at the closing, subject to any prorations. The Registrant must pay the real estate broker a commission of five (5) percent of the total purchase price excluding any prorations or offsets. Franklin Park is one of three properties that the Registrant currently owns.

         The letter of intent is non-binding and is subject to a sale contract being fully signed by May 17, 2000. The letter of intent provides that the sale contract will make the sale subject to certain conditions, including but not limited to, CIP having a thirty (30) day due diligence period after the execution of the sale contract pursuant to which CIP will have the right to terminate the contract in its sole discretion without liability to the Registrant, and the Registrant's delivery of satisfactory (a) title insurance and a survey for the property and (b) subordination and attornment agreements and estoppel letters from all tenants.

         Although  there  can  be  no  assurance  that  this   transaction  will
ultimately be consummated, the closing is tentatively scheduled to occur within fifteen (15) business days after the end of the due diligence period.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Nooney Realty Trust, Inc.


Date: May 5, 2000                       By: /s/ David L. Johnson, Chairman
                                                David L. Johnson, Chairman


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